UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 9, 2018

CRIMSON WINE GROUP, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54866	13-3607383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2700 Napa Valley Corporate Drive, Suite B, Napa, California		94558
(Address of Principal Executive Offices)		(Zip Code)

(800) 486-0503
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 9, 2018, Crimson Wine Group, Ltd. (the “Company”) announced that Nicolas Quillé, age 45, will join the Company as Chief Winemaking and Operations Officer beginning on May 21, 2018. Mr. Quillé will replace Craig Williams, who will transition to a consulting role for the Company beginning on May 21, 2018. Mr. Williams will remain a member of the Company’s Board of Directors, where he has served since 2013.

Pursuant to the terms of Mr. Quillé’s offer of employment, Mr. Quillé will receive annual compensation of $255,000 and will be eligible for a 40% bonus target of his annual base salary in an amount to be determined by the Company in its sole discretion. Mr. Quillé will receive the Company’s standard package of benefits for its executive officers, but he will also receive a $1,400 per month car allowance. The Company also expects to enter into a Separation Agreement with Mr. Quillé prior to the commencement of his employment, which will provide for standard terms for such agreements.

Quillé was most recently General Manager and Head Winemaker of Banfi Vintners’ boutique portfolio of wineries in the Pacific Northwest. Quillé spent the last 26 years in a variety of winegrowing positions in both France and the United States. In addition to his role with Banfi, his U.S. experience includes winegrowing and management positions with Pacific Rim and Bonny Doon. Prior to moving to the United States, Quillé worked in Burgundy (Antonin Rodet and Domaine Prieur), Provence (Domaine de la Courtade), Champagne (Laurent Perrier) and Portugal (Taylor’s Port).

Quillé was born in Lyon, France, into a family with three generations working in the wine business. He holds a master’s degree in Enology from the University of Dijon, Burgundy, a master’s degree in Sparkling Winery Management from the University of Reims, Champagne and an MBA from the University of Washington. He is currently working on the final stage to become a member of the Institute of Masters of Wine.

There are no arrangements or understandings between Mr. Quillé and any other person pursuant to which he was appointed to serve as an executive officer of the Company. There are also no family relationships between Mr. Quillé and any director or executive officer of the Company, and Mr. Quillé does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On April 9, 2018, the Company issued a press release announcing the appointment of Mr. Quillé as Chief Winemaking and Operations Officer. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release issued April 9, 2018 announcing Nicolas Quillé as Chief Winemaking and Operations Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2018

CRIMSON WINE GROUP, LTD.

By: /s/ Shannon McLaren
Name: Shannon McLaren
Title: Chief Financial Officer